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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36031 of PennFed Capital Trust I on Form S-2 of our report dated July 31, 1997, included and incorporated by reference in the Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30, 1997, and to the use of our report dated July 31, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Deloitte & Touche L.L.P.
Deloitte & Touche L.L.P.
Parsippany, New Jersey
October 14, 1997